Fourth Quarter 2023 Investor Presentation Encore Capital Group, Inc. February 21, 2024 Exhibit 99.1

Encore Capital Group, Inc. 2 Legal Disclaimers The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including portfolio purchase volumes, collections and cash generation), supply, portfolio pricing, returns, run rates, tax rates, the consumer credit cycle and the impacts of inflation, interest rates and other macroeconomic factors. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent report on Form 10-K, as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc. 3 Today’s Call o 2023 Highlights o Our Business and Our Strategy o Financial Results o Priorities and Outlook for 2024

Encore Capital Group, Inc. 4 Our U.S. business is currently the engine for Encore  U.S. market continues to grow to record levels as both revolving credit and charge-off rate are growing simultaneously  U.S. market our primary focus o Deployed a record $815M in 2023 (double the $409M in 2021) at strong returns o Allocating majority of our global deployment capital to U.S. (76% in 2023 vs. 56% in 2018)  Maintaining discipline and constraining deployment in U.K./Europe o U.K. credit card outstandings still below pre-pandemic levels and charge-off rate remains low o European market remains highly competitive  After several years of pandemic-induced lower deployments, expect 2024 to be a turning point in operational and financial results

Encore Capital Group, Inc. 5 Our Business and Our Strategy o Purchase NPL portfolios at attractive cash returns o Focus on the consumer and ensure the highest level of compliance o Meet or exceed collection expectations o Maintain efficient cost structure o Minimize cost of funding o Market Focus o Competitive Advantage o Balance Sheet Strength Our Business Our Strategy

Encore Capital Group, Inc. 6 Record U.S. purchasing in 2023: We continue to allocate capital toward our highest return opportunities Portfolio Purchases (in $M) 638 682 543 409 556 815 455 307 117 256 245 259 2018 2019 2020 2021 2022 2023 United States Europe Other 1,132 1,000 660 665 801 1,074 24% 76% 40% 56%

Encore Capital Group, Inc. 7 ERC growth driven by both attractive purchase price multiples and increased purchase volume in the U.S. Encore Portfolio Purchasing and Resulting ERC Added (in $M) 1,132 1,000 660 665 801 1,074 2,273 2,092 1,659 1,568 1,676 2,389 0 500 1000 1500 2000 2500 2018 2019 2020 2021 2022 2023 Portfolio Purchases ERC Added 1) ERC (Estimated Remaining Collections) Added represents a calculated approximation of the amount of ERC added for a given year based on the Total Estimated Gross Collections (as defined in the 10-K) for the year. See the table "Purchase Price Multiple" in the Company's 10-K filing for additional detail. 1

Encore Capital Group, Inc. 8 After being impacted by several years of lower deployments, collections expected to meaningfully grow in 2024 Note: Global, U.S. and Europe collections in 2023 were each 96% of the Dec 31, 2022 portfolio ERC forecast for the period, respectively, for portfolios purchased prior to Dec 31, 2022. Collections by Geography (in $M) 2019 2020 2021 2022 2023 United States Europe Other 1,912 2,307 2,1122,027 1,863

Encore Capital Group, Inc. 9 Similar to collections, after being impacted by several years of lower deployments, cash generation expected to meaningfully grow in 2024 Encore Cash Generation1 (in $M) 0 200 400 600 800 1000 1200 1400 1600 2019 2020 2021 2022 2023 Adjusted EBITDA Collections applied to principal balance 1) Cash generation defined as Adjusted EBITDA + collections applied to principal balance. 2) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 2

Encore Capital Group, Inc. 10 U.S. consumer credit card delinquency rates continue to grow rapidly, indicating a continued increase in supply of charge-offs Source: TransUnion 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 30+ Days 60+ Days 90+ Days U.S. Bankcard Balance Delinquency Rates 2015 2016 2017 2018 2019 2020 2021 2022 2023 % o f B al an ce s Pa st D ue

Encore Capital Group, Inc. 11 Credit card lending in the U.S. continues to grow and charge off rate continues to rise Outstanding U.S. Revolving Credit and U.S. Credit Card Charge Off Rate Source: U.S. Federal Reserve 0% 1% 2% 3% 4% 5% 6% 500 600 700 800 900 1000 1100 1200 1300 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 U.S. revolving credit U.S. credit card charge off rate $ Bi llio ns +$214B $1.31T Dec 2023 3.79% Q3 2023

Encore Capital Group, Inc. 12 Continuing U.S. market supply growth and improving portfolio pricing leading to attractive MCM purchase price multiples  Market supply growth in the U.S. continues  Record portfolio purchases in the U.S. in 2023 of $815M  Purchased $208M in Q4 2023 at strong returns  Already $230M of committed portfolio purchases in Q1 2024 at strong returns  Expanded operational capacity to match growing purchases, adding over 500 account managers in 2023  MCM collections of $1.31B in 2023  U.S. consumer behavior remains stable  Continue to invest in technology and digital capabilities  More than 90% of consumers who respond to our correspondence are responding via our online portal  Doubled proportion of consumers who make their first payment using our digital channel over past four years, to 33% at the end of 2023  MCM’s negative CECL adjustments have largely been focused on 5 quarterly pool groups in the 2021 and 2022 vintages

Encore Capital Group, Inc. 13 U.K. Consumer credit has slowly grown back to 98% of pre-pandemic level, but charge off rate remains low U.K. Consumer Credit Outstanding Balances and U.K. Annual Charge Off Rate Sources: Bank of England Database as at end Q3 2023. UK outstanding of total (excluding the Student Loans Company) sterling net unsecured lending to individuals (in sterling billions) not seasonally adjusted. Charge off rate only considers MFI data (Credit Card and Other loans to individuals) 0% 1% 2% 3% 4% 5% - 50 100 150 200 250 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 U.K Consumer Credit Outstanding Balances U.K. Annual Charge Off Rate 2.02% Q3 2023 £220B Sep 2023 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 £ Bi llio ns

Encore Capital Group, Inc. 14 We continue to constrain Cabot’s portfolio purchasing in the competitive European market  Cabot collections of $544M in 2023  Recent weakening in U.K. consumer confidence appears to be impacting one-time settlements, though payment plan retention rates remain stable  Portfolio purchases of $259M in 2023  European pricing remains competitive although we saw some improvement in Q4  Cabot headcount reduced by 8% in 2023  Continue to invest in technology and digital capabilities  In the U.K., Cabot grew the proportion of new payment plans created digitally to 32% in 2023  Persistently low portfolio purchasing in recent years triggered the non- cash goodwill and intangible asset impairment related to Cabot in Q4 2023 Cabot (Europe) Collections (in $M) 635 554 645 553 544 2019 2020 2021 2022 2023

Encore Capital Group, Inc. 15 Detailed Financial Discussion

Encore Capital Group, Inc. 16 2023 Key Financial Measures and Impacts Key Financial Measures 2023 2022 2023 vs. 2022 Collections $1.86B $1.91B -3% Revenues1 $1.22B $1.40B -13% Portfolio Purchases $1.07B $0.80B +34% ERC2 $8.19B $7.56B +8% Operating Expenses3 $1.21B $0.94B +29% GAAP Net (Loss) Income ($206M) $195M -206% GAAP (Loss) Earnings per share ($8.72) $7.46 -217% 1) Includes changes in recoveries of (-$83M) and $93M in 2023 and 2022, respectively. 2) 180-month Estimated Remaining Collections. 3) Includes goodwill impairment of $238M in 2023 and impairment of intangible assets of $19M and $4M in 2023 and 2022, respectively. 4) Basic share count was used to calculate EPS impacts. 5) Impact of $6M charge related to Cabot headcount reduction in Q1 2023 is different in Q1 2023 versus full-year 2023 due to differences in share count and tax treatment. Key Impacts 2023 Impact 2023 EPS Impact4 Goodwill impairment ($238M) ($10.06) Impairment of intangible assets ($19M) ($0.79) Cabot headcount reduction in Q1 20235 ($6M) ($0.26) Recoveries below forecast ($33M) ($1.17) Changes in expected future recoveries ($49M) ($1.74) Totals ($346M) ($14.02)

Encore Capital Group, Inc. 17 Debt / Equity ratio increased due to the goodwill impairment while our leverage ratio remains within our target range 4.3x 3.4x 2.7x 2.5x 2.5x 3.5x 2.8x 2.7x 2.4x 1.9x 2.4x 2.9x 0 1 2 3 4 5 6 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Q2 19 Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Debt/Equity Leverage Ratio Leverage 1) Leverage Ratio utilizes non-GAAP metrics and is defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for calculations and a reconciliation to GAAP. 1 Target Leverage Ratio Range

Encore Capital Group, Inc. 18 Our funding structure is well diversified with no material maturities until 2025; Added $175M of liquidity in Q4 Debt Maturity Profile at December 31, 2023 (in $M) 386 382 568 318 817175 325 100 23029 486 557 817 1,211 230 - 200 400 600 800 1,000 1,200 1,400 2024 2025 2026 2027 2028 2029 As of December 31, 2023, available capacity under Encore’s global senior facility was $364M, not including non-client cash and cash equivalents of $142M Q4 activities included:  Entered into new $175M U.S. facility secured by U.S. receivable portfolios  Amended Cabot securitisation facility to extend maturity to 2028 and reduce size by £95M to £255M  Issued an additional €100M of 2028 Floating Rate Notes Bonds 50% Revolving Credit Facility 24% U.S. Facility 5% Private Placement Notes 1% Convertible Notes 10% Securitisation Facility 10%

Encore Capital Group, Inc. 19 Our Financial Priorities o Preserve financial flexibility o Target leverage1 between 2.0x and 3.0x o Maintain a strong BB debt rating o Portfolio purchases at attractive returns o Strategic M&A o Share Repurchases Deliver strong ROIC through the credit cycle Balance Sheet Objectives Capital Allocation Priorities 1) Leverage defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance), which we also refer to as our Leverage Ratio.

Encore Capital Group, Inc. 20 Well-positioned to capitalize on opportunities ahead 2024 Guidance  Portfolio purchasing to exceed 2023 total of $1,074M1  Collections growth of ~8% to over $2,000M1  We also expect: − Interest expense to increase to ~$235M − Effective tax rate to be in the mid-20’s % 1) In constant currency

Encore Capital Group, Inc. 21 Appendix

Encore Capital Group, Inc. 22 Q4 2023 Key Financial Measures and Impacts Key Financial Measures Q4 2023 Q4 2022 Q4 2023 vs. Q4 2022 Collections $458M $436M +5% Revenues1 $277M $234M +19% Portfolio Purchases $292M $225M +30% Operating Expenses2 $495M $236M +109% GAAP Net Loss ($271M) ($73M) +270% GAAP Loss per share3 ($11.40) ($3.11) +267% 1) Includes changes in recoveries of (-$52M) and (-$86M) in Q4 2023 and Q4 2022, respectively. 2) Includes goodwill impairment of $238M in Q4 2023 and impairment of intangible assets of $19M and $4M in Q4 2023 and Q4 2022, respectively. 3) Includes the impact of $28M of one-time tax items which impacted tax rate and reduced Q4 2022 EPS by $1.21. 4) Basic share count was used to calculate EPS impacts. Key Impacts Q4 2023 Impact Q4 2023 EPS Impact4 Goodwill impairment ($238M) ($10.03) Impairment of intangible assets ($19M) ($0.79) Recoveries below forecast ($13M) ($0.47) Changes in expected future recoveries ($39M) ($1.36) Totals ($309M) ($12.65)

Encore Capital Group, Inc. 23 Non-GAAP Financial Measures This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. The Company has included Operating Expenses less impairment charges to calculate cash efficiency margin. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt, Leverage Ratio, Operating expenses less impairment charges and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, income from operations, or operating expenses as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands)	2019	2020	2021	2022	2023
GAAP net income (loss), as reported	**$ 168,909**	**$ 212,524**	**$ 351,201**	**$ 194,564**	**($ 206,492)**
Interest expense	217,771	209,356	169,647	153,308	201,877
Loss on extinguishment of debt	8,989	40,951	9,300	---	---
Interest income	(3,693)	(2,397)	(1,738)	(1,774)	(4,746)
Provision for income taxes	32,333	70,374	85,340	116,425	26,228
Depreciation and amortization	41,029	42,780	50,079	46,419	41,737
Net gain on derivative instruments[1]	---	---	---	---	(3,170)
CFPB settlement fees[2]	---	15,009	---	---	---
Stock-based compensation expense	12,557	16,560	18,330	15,402	13,854
Acquisition, integration and restructuring related expenses[3]	7,049	4,962	20,559	1,213	7,401
Loss on sale of Baycorp[4]	12,489	---	---	---	---
Goodwill impairment[4,5]	10,718	---	---	---	238,200
Impairment of intangible assets[5]	---	---	---	4,075	18,726
Net gain on fair value adjustments to contingent considerations[6]	(2,300)	---	---	---	---
Adjusted EBITDA	**$ 505,851**	**$ 610,119**	**$ 702,718**	**$ 529,632**	**$ 333,615**
Collections applied to principal balance[7]	$ 765,748	$ 740,350	$ 843,087	$ 635,262	$ 776,280

1) Amount represents gain or loss recognized on derivative instruments that are not designated as hedging instruments or gain or loss recognized on derivative instruments upon dedesignation of hedge relationships. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) During the fourth quarter of 2023, we recorded a non-cash goodwill impairment charge of $238.2 million and a non-cash impairment of intangible assets of $18.7 million. In addition, we recorded a non-cash impairment of intangible assets of $4.1 million in the year ended December 31, 2022. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
7) For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

Encore Capital Group, Inc.
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Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(Unaudited, in $ thousands, except percentages)	2019	2020	2021	2022	2023
Numerator					
GAAP Income from operations	**$ 446,345**	**$ 533,562**	**$ 633,272**	**$ 462,174**	**$ 16,535**
Adjustments:[1]					
Acquisition, integration and restructuring related expenses[2]	7,049	154	5,681	1,213	7,952
Expenses related to certain acquired intangible assets[3]	7,017	7,010	7,417	5,999	3,509
CFPB settlement fees[4]	---	15,009	---	---	---
Goodwill impairment[5]	10,718	---	---	---	238,200
Impairment of intangible assets[5]	---	---	---	4,075	18,726
Net gain on fair value adjustments to contingent considerations[6]	(2,300)	---	---	---	---
Adjusted income from operations	$ 468,829	$ 555,735	$ 646,370	$ 473,461	$ 284,922
Denominator					
Average net debt	$ 3,429,624	$ 3,311,835	$ 3,049,979	$ 2,855,219	$ 3,015,644
Average equity	922,547	1,122,741	1,202,669	1,182,444	1,058,082
Total average invested capital	$ 4,352,171	$ 4,434,576	$ 4,252,648	$ 4,037,663	$ 4,073,726
Adjusted Pre-tax ROIC	**10.8%**	**12.5%**	**15.2%**	**11.7%**	**7.0%**

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the expense related to these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
4) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) During the fourth quarter of 2023, we recorded a non-cash goodwill impairment charge of $238.2 million and an impairment of intangible assets of $18.7 million. In addition, we recorded a non-cash impairment of intangible assets of $4.1 million in the year ended December 31, 2022. The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

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Encore Capital Group, Inc. 26 Reconciliation of Net Debt 2018 2019 2020 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 $ 3,593 $ 3,530 $ 3,429 $ 3,513 $ 3,404 $ 3,354 $3,252 $ 3,282 Debt issuance costs and debt discounts 77 70 89 85 79 73 75 73 69 63 107 92 Cash & cash equivalents (217) (182) (205) (157) (167) (169) (187) (192) (188) (294) (170) (189) Client cash1 26 23 26 22 25 24 22 25 19 21 20 20 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 $ 3,530 $ 3,459 $ 3,340 $ 3,419 $ 3,304 $ 3,144 $ 3,209 $ 3,205 1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients. 2021 2022 2023 (Unaudited, in $ millions) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 GAAP Borrowings, as reported $ 3,152 $ 2,999 $ 2,796 $ 2,997 $ 2,934 $ 2,793 $ 2,690 $ 2,899 $ 3,082 $ 3,203 $ 3,114 $ 3,318 Debt issuance costs and debt discounts 68 64 60 58 55 50 45 42 44 42 38 41 Cash & cash equivalents (185) (199) (158) (190) (160) (154) (147) (144) (159) (185) (145) (158) Client cash1 23 24 28 29 26 19 18 18 19 22 19 16 Net Debt $ 3,058 $ 2,889 $ 2,727 $ 2,895 $ 2,855 $ 2,708 $ 2,607 $ 2,815 $ 2,986 $ 3,083 $ 3,026 $ 3,216

Encore Capital Group, Inc. 27 Debt/Equity and Leverage Ratio 2021 2022 2023 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 2.5x 2.2x 2.0x 2.5x 2.4x 2.3x 2.3x 2.5x 2.6x 2.6x 2.6x 3.5x Leverage Ratio2 2.1x 1.9x 1.8x 1.9x 1.9x 2.0x 2.1x 2.4x 2.7x 2.8x 2.8x 2.9x 1) GAAP Borrowings ÷ Total Encore Capital Group, Inc. stockholders’ equity 2) Leverage Ratio defined as Net Debt ÷ (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 2018 2019 2020 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Debt / Equity1 5.9x 5.7x 4.6x 4.3x 4.1x 3.9x 3.7x 3.4x 3.8x 3.2x 2.9x 2.7x Leverage Ratio2 3.2x 3.0x 2.9x 2.8x 2.8x 2.7x 2.7x 2.7x 2.6x 2.4x 2.4x 2.4x

Encore Capital Group, Inc. 28 Impact of Fluctuations in Foreign Currency Exchange Rates Note: Constant Currency figures are calculated by employing Q4 2022 foreign currency exchange rates to recalculate Q4 2023 results and FY2022 foreign currency exchange rates to recalculate FY2023 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. (Unaudited, in $ millions, except per share amounts) Three Months Ended 12/31/23 As Reported Constant Currency Collections $ 458 $ 451 Revenues $ 277 $ 272 Operating Expenses $ 495 $ 480 GAAP Net Loss $ (271) $ (260) GAAP Loss per share $ (11.40) $ (10.96) 1) At December 31, 2023 Twelve Months Ended 12/31/23 As Reported Constant Currency Collections $ 1,863 $ 1,856 Revenues $ 1,223 $ 1,222 ERC1 $ 8,192 $ 8,022 Operating Expenses $ 1,206 $ 1,195 GAAP Net Loss $ (206) $ (196) GAAP Loss per share $ (8.72) $ (8.34) Borrowings1 $ 3,318 $ 3,230

Encore Capital Group, Inc. 29 Cash Efficiency Margin 2,153 2,227 2,428 2,006 1,946 56.3% 56.5% 59.6% 53.5% 51.2% 2019 2020 2021 2022 2023 LTM Cash Receipts LTM Cash Efficiency Margin LTM Cash Efficiency Margin and LTM Cash Receipts (in $M) o Cash Efficiency Margin is a comprehensive measure of expense efficiency o We use LTM to match our long-term view of the business Note: Cash Efficiency Margin defined as (Cash receipts – Operating expenses – impairment charges) ÷ Cash receipts, where Cash receipts = Collections + Servicing revenue. See calculations on following page.

Calculation of Cash Efficiency Margin

(Unaudited, in $ thousands, except percentages)	2019	2020	2021	2022	2023
Collections	$ 2,026,928	$ 2,111,848	$ 2,307,359	$ 1,911,537	$ 1,862,567
Servicing revenue	126,527	115,118	120,778	94,922	83,136
Cash receipts (A)	$ 2,153,455	$ 2,226,966	$ 2,428,137	$ 2,006,459	$ 1,945,703
Operating expenses	951,336	967,838	981,227	936,173	1,206,145
Goodwill impairment charge[1]	(10,718)	---	---	---	(238,200)
Impairment of intangible assets[2]	---	---	---	(4,075)	(18,726)
Operating expenses less impairment charges (B)	$ 940,618	$ 967,838	$ 981,227	$ 932,098	$ 949,219
LTM Cash Efficiency Margin (A-B)/A	**56.3%**	**56.5%**	**59.6%**	**53.5%**	**51.2%**

Note: Cash Efficiency Margin defined as (Cash receipts – Operating expenses – impairment charges) ÷ Cash receipts, where Cash receipts = Collections + Servicing revenue

1) The sale of Baycorp resulted in a non-cash goodwill impairment charge of $10.7 million during the year ended December 31, 2019. We recorded a non-cash goodwill impairment charge of $238.2 million related to our Cabot business during the year ended December 31, 2023. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

2) We recorded non-cash impairments of intangible assets of $4.1 million and $18.7 million in the years ended December 31, 2022 and December 31, 2023, respectively. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

Encore Capital Group, Inc.

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Encore Capital Group, Inc. 31 2023 Cash Collections and Revenue Reconciliation 1,896 1,863 1,204 -33 -658 0 500 1000 1500 2000 Expected Cash Collections Recoveries Below Forecast (Under Performance) Cash Collections Portfolio Amortization Revenue from Receivable Portfolios 2023 Collections and Revenue Reconciliation (in $M) $1,896M Expected Cash Collections, equal to the sum of 2022 ERC plus expected collections from portfolios purchased in 2023 $33M Recoveries Below Forecast, cash collections below Expected Cash Collections for 2023 $1,863M Cash Collections from debt purchasing business in 2023 $658M Portfolio Amortization $1,204M Revenue from Receivable Portfolios (further detailed on the next slide) A A C CB D E B D E Note: For simplicity, amounts reported above do not include the immaterial impacts of put-backs and recalls, which were ~$14M for the twelve months ended December 31, 2023.

Encore Capital Group, Inc. 32 Components of Debt Purchasing Revenue in 2023 1,204 1,122 -33 -49 0 200 400 600 800 1000 1200 Revenue from Receivable Portfolios Recoveries Below Forecast (Under Performance) Changes in Expected Future Recoveries Debt Purchasing Revenue 2023 Debt Purchasing Revenue (in $M) 1. Revenue from Receivable Portfolios is revenue from expected collections and is a formulaic calculation based on the investment in receivable balance and an effective interest rate (EIR) that is established at the time of the purchase of each portfolio. 2. Changes in Recoveries is the sum of B + G 3. Recoveries Above/Below Forecast is the amount collected as compared to forecast for the period and represents over/under performance for the period. Colloquially referred to as “cash-overs” or “cash-unders”. 4. Changes in Expected Future Recoveries1 is the present value of changes to future ERC, which generally consists of: o Collections “pulled forward from” or “pushed out to” future periods (amounts either collected early or expected to be collected later); and o Magnitude and timing changes to estimates of expected future collections (which can be increases or decreases) 5. Debt Purchasing Revenue is the sum of E + F -83 Changes in Recoveries E B G H E B G H 1) References within our reporting to Collections Applied to Principal primarily reflects the aggregate of Changes in Future Recoveries plus Portfolio Amortization F F Debt Purchasing Revenue in the Financial Statements